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Exhibit 23.2

CONSENT OF MILLER RAY & HOUSER LLP,
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated August 10, 2004 in the Registration Statement (Form S-1) and related Prospectus of Tri-S Security Corporation for the registration of shares of its common stock.

/s/ Miller Ray & Houser LLP

Atlanta, Georgia
October 13, 2004

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CONSENT OF MILLER RAY & HOUSER LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM